EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS MAY 2007

OPERATIONAL PERFORMANCE

HOUSTON, June 1, 2007 - Continental Airlines (NYSE: CAL) today reported a May consolidated (mainline plus regional) load factor of 81.5 percent, 0.5 points above the May 2006 consolidated load factor, and a mainline load factor of 81.7 percent, 0.7 points above the May 2006 mainline load factor. The carrier reported a domestic mainline load factor of 84.4 percent, 0.5 points above May 2006, and an international mainline load factor of 78.7 percent, 0.8 points above May 2006. All four were records for May.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 75.2 percent and a mainline completion factor of 99.8 percent.

In May 2007, Continental flew 8.1 billion consolidated revenue passenger miles (RPMs) and approximately10 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 6.4 percent and a capacity increase of 5.8 percent as compared to May 2006. In May 2007, Continental flew 7.3 billion mainline RPMs and 8.9 billion mainline ASMs, resulting in a mainline traffic increase of 8.2 percent and a 7.2 percent increase in mainline capacity as compared to May 2006. Domestic mainline traffic was 3.9 billion RPMs in May 2007, up 8.9 percent from May 2006, and domestic mainline capacity was 4.7 billion ASMs, up 8.2 percent from May 2006.

For May 2007, consolidated passenger revenue per available seat mile (RASM) is estimated to have decreased between 0.5 and 1.5 percent compared to May 2006, while mainline passenger RASM is estimated to have increased between 0.0 and 1.0 percent compared to May 2006. For April 2007, consolidated passenger RASM decreased 0.7 percent compared to April 2006, while mainline passenger RASM increased 0.6 percent from April 2006.

May 2007 sales at continental.com increased 20 percent over May 2006.

Continental's regional operations had a May load factor of 79.8 percent, 1.3 points below the May 2006 load factor. Regional RPMs were 853.7 million and regional ASMs were 1,069.2 million in May 2007, resulting in a traffic decrease of 6.5 percent and a capacity decrease of 5.0 percent versus May 2006.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,100 daily departures throughout the Americas, Europe and Asia, serving 144 domestic and 138 international destinations. More than 400 additional points are served via SkyTeam alliance airlines.  With more than 44,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 67 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the fourth consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2007 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2007 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the fourth year in a row, and "Best Executive/Business Class" for the fifth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2006 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of the company's significant financial losses and high leverage, the significant cost of aircraft fuel, its high labor and pension costs, service interruptions at one of its hub airports, disruptions in its computer systems, and industry conditions, including the airline pricing environment, industry capacity decisions, industry consolidation, terrorist attacks, regulatory matters, excessive taxation, the availability and cost of insurance, public health threats and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
MAY	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	3,949,056	3,627,338	8.9	Percent

International	3,334,158	3,106,479	7.3	Percent
Transatlantic	1,818,524	1,609,557	13.0	Percent
Latin America	872,869	855,046	2.1	Percent
Pacific	642,765	641,876	0.1	Percent

Mainline	7,283,214	6,733,817	8.2	Percent
Regional	853,715	913,115	-6.5	Percent
Consolidated	8,136,929	7,646,932	6.4	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,678,730	4,325,820	8.2	Percent

International	4,233,886	3,986,149	6.2	Percent
Transatlantic	2,290,567	2,039,911	12.3	Percent
Latin America	1,107,237	1,111,132	-0.4	Percent
Pacific	836,082	835,106	0.1	Percent

Mainline	8,912,616	8,311,969	7.2	Percent
Regional	1,069,223	1,125,880	-5.0	Percent
Consolidated	9,981,839	9,437,849	5.8	Percent
PASSENGER LOAD FACTOR
Domestic	84.4 Percent	83.9 Percent	0.5	Points

International	78.7 Percent	77.9 Percent	0.8	Points
Transatlantic	79.4 Percent	78.9 Percent	0.5	Points
Latin America	78.8 Percent	77.0 Percent	1.8	Points
Pacific	76.9 Percent	76.9 Percent	0.0	Points

Mainline	81.7 Percent	81.0 Percent	0.7	Points
Regional	79.8 Percent	81.1 Percent	-1.3	Points
Consolidated	81.5 Percent	81.0 Percent	0.5	Points
ONBOARD PASSENGERS
Mainline	4,435,191	4,165,132	6.5	Percent
Regional	1,587,008	1,634,883	-2.9	Percent
Consolidated	6,022,199	5,800,015	3.8	Percent
CARGO REVENUE TON MILES (000)
Total	83,551	87,084	-4.1	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2007	2006	Change
REVENUE PASSENGER MILES (000)
Domestic	18,158,369	17,226,060	5.4	Percent

International	15,220,990	14,150,287	7.6	Percent
Transatlantic	7,373,902	6,578,783	12.1	Percent
Latin America	4,760,206	4,538,643	4.9	Percent
Pacific	3,086,882	3,032,861	1.8	Percent

Mainline	33,379,359	31,376,347	6.4	Percent
Regional	4,059,939	4,101,037	-1.0	Percent
Consolidated	37,439,298	35,477,384	5.5	Percent
AVAILABLE SEAT MILES (000)
Domestic	21,964,625	20,861,004	5.3	Percent

International	19,541,558	18,479,583	5.7	Percent
Transatlantic	9,542,412	8,630,985	10.6	Percent
Latin America	5,953,714	5,810,280	2.5	Percent
Pacific	4,045,432	4,038,318	0.2	Percent

Mainline	41,506,183	39,340,587	5.5	Percent
Regional	5,266,129	5,299,826	-0.6	Percent
Consolidated	46,772,312	44,640,413	4.8	Percent
PASSENGER LOAD FACTOR
Domestic	82.7 Percent	82.6 Percent	0.1	Points

International	77.9 Percent	76.6 Percent	1.3	Points
Transatlantic	77.3 Percent	76.2 Percent	1.1	Points
Latin America	80.0 Percent	78.1 Percent	1.9	Points
Pacific	76.3 Percent	75.1 Percent	1.2	Points

Mainline	80.4 Percent	79.8 Percent	0.6	Points
Regional	77.1 Percent	77.4 Percent	-0.3	Points
Consolidated	80.0 Percent	79.5 Percent	0.5	Points
ONBOARD PASSENGERS
Mainline	20,747,876	19,840,983	4.6	Percent
Regional	7,358,884	7,275,399	1.1	Percent
Consolidated	28,106,760	27,116,382	3.7	Percent
CARGO REVENUE TON MILES (000)
Total	424,069	439,822	-3.6	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
MAY	2007	2006	Change
On-Time Performance [1]	75.2%	74.1%	1.1	Points
Completion Factor [2]	99.8%	99.9%	(0.1)	Points
April 2007 year-over-year consolidated RASM change			(0.7)	Percent
April 2007 year-over-year mainline RASM change			0.6	Percent
May 2007 estimated year-over-year consolidated RASM change			(1.5) - (0.5)	Percent
May 2007 estimated year-over-year mainline RASM change			0.0 - 1.0	Percent
May 2007 estimated average price per gallon of fuel, including fuel taxes			2.12	Dollars
Second Quarter 2007 estimated average price per gallon of fuel, including fuel taxes			2.08	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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